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      MICHIGAN DEPARTMENT OF COMMERCE * CORPORATION AND SECURITIES BUREAU
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Received                                    (FOR BUREAU USE ONLY)

MAY 22 1997                                 097A#8625 0523 ORG%FI
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                                            097A#8626 0523 ORG%FI
                                                    FILED
----------------------------                     MAY 22 1997
                                                Administrator
                               MI DEPARTMENT OF CONSUMER & INDUSTRY SERVICES
                             CORPORATION SECURITIES & LAND DEVELOPMENT BUREAU


                             EFFECTIVE DATE:

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Name     PH. 517-663-2525  Ref # 73100
         Attn: Cheryl J. Bixby
Address  MICHIGAN RUNNER SERVICE
         P.O. Box 266
         Eaton Rapids, MI. 48827-0266

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Document will be returned to the name and address you enter above


            CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                     For use by Domestic Profit Corporations
           (Please read information and instructions on the last page)



     Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 nonprofit corporations), the undersigned corporation executes the following Certificate:

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1. The present name of the corporation is:
   Noble International, Ltd.

2. The identification number assigned by the Bureau is:   033-244

3. The location of the registered office is:

   33 Bloomfield Hills Parkway, Suite 155, Bloomfield Hills, Michigan 48304 ___________________________________________________________, Michigan__________
          (Street Address)                     (City)                (ZIP Code)

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4. Article III of the Articles of Incorporation is hereby amended to read as follows:

     The total authorized shares:
     1.   Common Shares:     20,000,000
          Preferred Shares:     150,000

     2. A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

     The Preferred Stock may be issued, from time to time, in one or more series as authorized by the Board of Directors. Prior to issuance of shares of each series, the Board of Directors by resolution shall designate that series to distinguish it from all other series and classes of stock of the Corporation, shall specify the number of shares to be included in the series and shall set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption. Subject to the express terms of any other series of Preferred Stock outstanding at the time and notwithstanding any other provision of these Articles of Incorporation, the Board of Directors may increase or decrease the number of shares of, or alter the designation or classify or reclassify, any unissued shares of any series of Preferred Stock by setting or changing, in any one or more respects, from time to time before issuing the shares, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the shares of any series of Preferred Stock.

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



5. COMPLETE SECTION (a) IF THE AMENDMENT WAS ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS OR TRUSTEES; OTHERWISE, COMPLETE SECTION (b). DO NOT COMPLETE BOTH.

a. |_| The foregoing amendment to the Articles of Incorporation was duly adopted on the ______________day of ___________________________,
       19_______ , in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

          Signed this_____________day of__________________, 19__________.


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             (Signature)                              (Signature)

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         (Type or Print Name)                     (Type or Print Name)


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             (Signature)                              (Signature)

-----------------------------------------   -----------------------------------
         (Type or Print Name)                     (Type or Print Name)

b. |X| The foregoing amendment to the Articles of Incorporation was duly adopted on the 1st day of April, 1997. The amendment:(check one of the following)

     |_| was duly adopted in accordance with Section 611(2) of the Act by the vote of the shareholders if a profit corporation, or by the vote of the shareholders or members if a nonprofit corporation, or by the vote of the directors if a nonprofit corporation organized on a nonstock directorship basis. The necessary votes were cast in favor of the amendment.

     |_|  was duly adopted by the written consent of all directors pursuant to
          Section 525 of the Act and the corporation is a nonprofit corporation organized on a nonstock directorship basis.

     |X| was duly adopted by the written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

     |_| was duly adopted by the written consent of all the shareholders or members entitled to vote in accordance with section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation.

                    Signed this First day of April, 1996

                    By  /s/Robert J. Skandalaris
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                      (Only Signature of President, Vice-President, Chairperson,
                       or Vice-Chairperson)

                      Robert J. Skandalaris               President
                      ---------------------------------------------------------
                      (Type or Print Name)         (Type or Print Title)